Exhibit 10.12

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 21st day of August, 2008

AMONG:

KingThomason Group, Inc a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 21702 Evalyn Ave. Torrance, CA 90503 (“KGTH”)

AND:

Hardwired Interactive, Inc., a company formed pursuant to the laws of the State of Delaware and having an office for business located at 11 Red Sable Point, The Woodlands, TX 77380 ("HDWRD")
AND:

The shareholders of HDWRD, each of whom are set forth on the signature page of this Agreement (the “HDWRD Shareholders”)

WHEREAS:

A.              The HDWRD Shareholders own 100 shares of common stock, $0.001 par value, being 100% of the presently issued and outstanding HDWRD Shares;

B.              KGTH is a company whose common stock is quoted on the Pink Sheets under the symbol KGTO.PK; and

C.           The respective Boards of Directors of KGTH and HDWRD deem it advisable and in the best interests of KGTH and HDWRD that HDWRD become a wholly-owned subsidiary of KGTH (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of HDWRD by KGTH pursuant to this Agreement;

(b)	“Acquisition Shares” means the 43,000,000 KGTH Common Shares to be issued to the HDWRD Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among KGTH, HDWRD, and the HDWRD Shareholders;

(d)
“KGTH Accounts Payable and Liabilities” means all accounts payable and liabilities of KGTH, on a consolidated basis, due and owing or otherwise constituting a binding obligation of KGTH and its subsidiaries (other than a KGTH Material Contract) as of August 21, 2008 as set forth is Schedule “A” hereto;

(e)	“KGTH Accounts Receivable” means all accounts receivable and other debts owing to KGTH, on a consolidated basis, as of August 21, 2008 as set forth in Schedule “B” hereto;

(f)
“KGTH Assets” means the undertaking and all the property and assets of the KGTH Business of every kind and description wheresoever situated including, without limitation, KGTH Equipment, KGTH Inventory, KGTH Material Contracts, KGTH Accounts Receivable, KGTH Cash, KGTH Intangible Assets and KGTH Goodwill, and all credit cards, charge cards and banking cards issued to KGTH;

(g)	“KGTH Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of KGTH and its subsidiaries or relating to the KGTH Business as set forth in Schedule “C” hereto;

(h)	“KGTH Business” means all aspects of any business conducted by KGTH and its subsidiaries;

(i)	“KGTH Cash” means all cash on hand or on deposit to the credit of KGTH and its subsidiaries on the Closing Date;

(j)	“KGTH Common Shares” means the shares of common stock in the capital of KGTH;

(k)	“KGTH Debt to Related Parties” means the debts owed by KGTH to any affiliate, director or officer of KGTH as described in Schedule “D” hereto;

(l)	“KGTH Equipment” means all machinery, equipment, furniture, and furnishings used in the KGTH Business, including, without limitation, the items more particularly described in Schedule “E” hereto;

(m)
“KGTH Financial Statements” means, collectively, the audited consolidated financial statements of KGTH for the fiscal year ended December 31, 2007, together with the unqualified auditors' report thereon (other than a “going concern comment”), and the unaudited consolidated financial statements of KGTH for the Six month period ended June 30, 2008 true copies of which are attached as Schedule “F” hereto;

(n)
“KGTH Goodwill” means the goodwill of the KGTH Business including the right to all corporate, operating and trade names associated with the KGTH Business, or any variations of such names as part of or in connection with the KGTH Business, all books and records and other information relating to the KGTH Business, all necessary licenses and authorizations and any other rights used in connection with the KGTH Business;

(o)	“KGTH Insurance Policies” means the public liability insurance and insurance against loss or damage to the KGTH Assets and the KGTH Business as described in Schedule “G” hereto;

(p)
“KGTH Intangible Assets" means all of the intangible assets of KGTH and its subsidiaries, including, without limitation, KGTH Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of KGTH and its subsidiaries;

(q)	“KGTH Inventory” means all inventory and supplies of the KGTH Business as of July 25, 2008, as set forth in Schedule “H” hereto; and

(r)
“KGTH Material Contracts” means the burden and benefit of and the right, title and interest of KGTH and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which KGTH or its subsidiaries are entitled whereunder KGTH or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “I” hereto.

(s)	“KGTH Preferred Shares” means the shares of any designated Preferred Stock, par value $0.001 per share, in the capital of KGTH.

(t)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(u)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than July 25, 2008;

(v)
“HDWRD Accounts Payable and Liabilities” means all accounts payable and liabilities of HDWRD, due and owing or otherwise constituting a binding obligation of HDWRD (other than a HDWRD Material Contract) as of August 21, 2008;

(w)	“HDWRD Accounts Receivable” means all accounts receivable and other debts owing to HDWRD, as of August 21, 2008;

(x)
“HDWRD Assets“ means the undertaking and all the property and assets of the HDWRD Business of every kind and description wheresoever situated including, without limitation, HDWRD Equipment, HDWRD Inventory, HDWRD Material Contracts, HDWRD Accounts Receivable, HDWRD Cash, HDWRD Intangible Assets and HDWRD Goodwill, and all credit cards, charge cards and banking cards issued to HDWRD;

(y)	“HDWRD Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of HDWRD or relating to the HDWRD Business;

(z)	“HDWRD Business” means all aspects of the business conducted by HDWRD;

(aa)	“HDWRD Cash” means all cash on hand or on deposit to the credit of HDWRD on the Closing Date;

(bb)
“HDWRD Debt to Related Parties” means the debts owed by HDWRD and its subsidiaries to the HDWRD Shareholders or to any family member thereof, or to any affiliate, director or officer of HDWRD or the HDWRD Shareholders;

(cc)	“HDWRD Equipment” means all machinery, equipment, furniture, and furnishings used in the HDWRD Business;

(dd)
“HDWRD Goodwill” means the goodwill of the HDWRD Business together with the exclusive right of KGTH to represent itself as carrying on the HDWRD Business in succession of HDWRD subject to the terms hereof, and the right to use any words indicating that the HDWRD Business is so carried on including the right to use the name "HDWRD” or “HDWRD International" or any variation thereof as part of the name of or in connection with the HDWRD Business or any part thereof carried on or to be carried on by HDWRD, the right to all corporate, operating and trade names associated with the HDWRD Business, or any variations of such names as part of or in connection with the HDWRD Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the HDWRD Business, all necessary licenses and authorizations and any other rights used in connection with the HDWRD Business;

(ee)	“HDWRD Insurance Policies” means the public liability insurance and insurance against loss or damage to HDWRD Assets and the HDWRD Business;

(ff)
“HDWRD Intangible Assets” means all of the intangible assets of HDWRD, including, without limitation, HDWRD Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of HDWRD and its subsidiaries;

(gg)	“HDWRD Inventory” means all inventory and supplies of the HDWRD Business as of _____________________;

(hh)
“HDWRD Material Contracts” means the burden and benefit of and the right, title and interest of HDWRD in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which HDWRD is entitled in connection with the HDWRD Business whereunder HDWRD is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(ii)	“HDWRD Related Party Debts” means the debts owed by the HDWRD Shareholders or by any family member thereof, or by any affiliate, director or officer of HDWRD or the HDWRD Shareholders, to HDWRD;

(jj)	“HDWRD Shares” means all of the issued and outstanding shares of HDWRD's equity stock;

(kk)	“Place of Closing” means the offices of ______________________, or such other place as KGTH and HDWRD may mutually agree upon;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning KGTH

Schedule “A”	KGTH Accounts Payable and Liabilities
Schedule “B”	KGTH Accounts Receivable
Schedule “C”	KGTH Bank Accounts
Schedule “D”	KGTH Debts to Related Parties
Schedule “E”	KGTH Equipment
Schedule “F”	KGTH Financial Statements
Schedule “G”	KGTH Insurance Policies
Schedule “H”	KGTH Inventory
Schedule “I”	KGTH Material Contracts
Schedule “J”	KGTH Business
Schedule “K”	KGTH Certificate of Designations
Schedule “L”	KGTH Subsidiaries

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1           The HDWRD Shareholders hereby agree to sell to KGTH the HDWRD Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to KGTH on the Closing Date a 100% undivided interest in and to the HDWRD Shares free from all liens, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2              The Acquisition Shares shall be allocated to the HDWRD Shareholders on the basis of __[*]_____ Acquisition Shares for each one HDWRD Share held by a HDWRD Shareholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.3           The HDWRD Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to KGTH;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to KGTH an opinion of counsel to that effect or such other written opinion as may be reasonably required by KGTH.

The HDWRD Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF KGTH

Representations and Warranties

3.1              KGTH hereby represents and warrants in all material respects to HDWRD and the HDWRD Shareholders, with the intent that HDWRD and the HDWRD Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

KGTH - Corporate Status and Capacity

(a)
Incorporation. KGTH is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. KGTH conducts the business described in the Form 15c-2 (11) set forth on Schedule “J” hereto and does not conduct any other business. KGTH is duly authorized to carry on such business in the State of Nevada.  The nature of the KGTH Business does not require KGTH to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. KGTH has the corporate power, capacity and authority to own the KGTH Assets and to enter into and complete this Agreement;

(d)	Listing. the KGTH Common Shares are quoted on the Pink Sheets and all reports required to be filed by KGTH with the NASD have been filed;

KGTH - Capitalization

(e)
Authorized Capital. The authorized capital of KGTH consists of 100,000,000 KGTH Common Shares, par value $.001 and 10,000,000 shares of preferred stock, $.001 par value, of which 6,893,520 KGTH Common Shares are presently issued and outstanding.

(f)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of KGTH Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of KGTH except as stated in the Company’s 10K;

KGTH - Records and Financial Statements

(g)
Charter Documents. The charter documents of KGTH and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of KGTH or its subsidiaries, as the case may be;

(h)
Corporate Minute Books. The corporate minute books of KGTH and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by KGTH and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of KGTH and its subsidiaries. KGTH and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)
KGTH Financial Statements. The KGTH Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of KGTH, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the KGTH Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
KGTH Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of KGTH or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the KGTH Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the KGTH Financial Statements, and neither KGTH nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of KGTH as of August 21, 2008, are described in Schedule “A” hereto;

(k)
KGTH Accounts Receivable. All the KGTH Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of KGTH, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of KGTH as of August 21, 2008, are described in Schedule “B” hereto;

(l)	KGTH Bank Accounts. All of the KGTH Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(m)
No Debt to Related Parties. Except as disclosed in Schedule “D” hereto, neither KGTH nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of KGTH except accounts payable on account of bona fide business transactions of KGTH incurred in normal course of the KGTH Business, including employment agreements, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to KGTH. No director or officer or affiliate of KGTH is now indebted to or under any financial obligation to KGTH or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of KGTH have been made, declared or authorized since the date of KGTH Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the KGTH Financial Statements to or on behalf of officers, directors, shareholders or employees of KGTH or its subsidiaries or under any management agreements with KGTH or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting KGTH;

(r)	No Adverse Events. Since the date of the KGTH Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of KGTH, its subsidiaries, its liabilities or the KGTH Assets or any damage, loss or other change in circumstances materially affecting KGTH, the KGTH Business or the KGTH Assets or KGTH’ right to carry on the KGTH Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting KGTH, its subsidiaries, the KGTH Business or the KGTH Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by KGTH to any of KGTH’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the KGTH Business has been and continues to be carried on in the ordinary course,

(v)	KGTH has not waived or surrendered any right of material value,

(vi)	neither KGTH nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

KGTH - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of KGTH and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by KGTH and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by KGTH or its subsidiaries.  KGTH is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

KGTH - Applicable Laws and Legal Matters

(u)
Licenses. KGTH and its subsidiaries hold all licenses and permits as may be requisite for carrying on the KGTH Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the KGTH Business;

(v)
Applicable Laws. Neither KGTH nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the KGTH Business, and neither KGTH nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the KGTH Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to KGTH, its subsidiaries, the KGTH Business, or any of the KGTH Assets nor does KGTH have any knowledge of any deliberate act or omission of KGTH or its subsidiaries that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Neither KGTH nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against KGTH or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of KGTH or its subsidiaries;

(y)
Labor Matters. Neither KGTH nor its subsidiaries are party to any collective agreement relating to the KGTH Business with any labor union or other association of employees and no part of the KGTH Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of KGTH, has made any attempt in that regard;

(z)
Finder's Fees. Neither KGTH nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of KGTH;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of KGTH or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which KGTH or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the KGTH Material Contracts, or any right or rights enjoyed by KGTH or its subsidiaries,

(iii)	result in any alteration of KGTH’ or its subsidiaries’ obligations under any agreement to which KGTH or its subsidiaries are party including, without limitation, the KGTH Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the KGTH Assets,

(v)	result in the imposition of any tax liability to KGTH or its subsidiaries relating to the KGTH Assets, or

(vi)	violate any court order or decree to which either KGTH or its subsidiaries are subject;

The KGTH Assets - Ownership and Condition

(cc)
Business Assets. The KGTH Assets comprise all of the property and assets of the KGTH Business, and no other person, firm or corporation owns any assets used by KGTH or its subsidiaries in operating the KGTH Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “E” or “H” hereto;

(dd)
Title. KGTH or its subsidiaries are the legal and beneficial owner of the KGTH Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “E” or “H” hereto;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the KGTH Assets;

(ff)
KGTH Insurance Policies. KGTH and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the KGTH Assets and the KGTH Business as described in Schedule “G” hereto;

(gg)	KGTH Material Contracts. The KGTH Material Contracts listed in Schedule “I” constitute all of the material contracts of KGTH and its subsidiaries;

(hh)
No Default. There has not been any default in any material obligation of KGTH or any other party to be performed under any of the KGTH Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and KGTH is not aware of any default in the obligations of any other party to any of the KGTH Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of KGTH or its subsidiaries. Neither KGTH nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

KGTH Assets - KGTH Equipment

(jj)	KGTH Equipment. The KGTH Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

KGTH Assets - KGTH Goodwill and Other Assets

(kk)
KGTH Goodwill. KGTH and its subsidiaries do not carry on the KGTH Business under any other business or trade names. KGTH does not have any knowledge of any infringement by KGTH or its subsidiaries of any patent, trademarks, copyright or trade secret;

The KGTH Business

(ll)
Maintenance of Business. Since the date of the KGTH Financial Statements, KGTH and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(mm)
Subsidiaries. KGTH does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm other than as listed on Schedule L; and

KGTH - Acquisition Shares

(nn)
Acquisition Shares. The Acquisition Shares when delivered to the HDWRD Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of KGTH, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of KGTH contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by HDWRD or the HDWRD Shareholders, the representations and warranties of KGTH shall survive the Closing.

Indemnity

3.3           KGTH agrees to indemnify and save harmless HDWRD and the HDWRD Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of KGTH to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by KGTH to HDWRD or the HDWRD Shareholders hereunder.

ARTICLE 4
COVENANTS OF KGTH

Covenants

4.1              KGTH covenants and agrees with HDWRD and the HDWRD Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the KGTH Business diligently and in the ordinary course consistent with the manner in which the KGTH Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the KGTH Business and the KGTH Assets and, without limitation, preserve for HDWRD, KGTH’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give HDWRD, the HDWRD Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of KGTH, and furnish to HDWRD, the HDWRD Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the KGTH Assets notwithstanding the change in control of HDWRD arising from the Acquisition.

(e)
File Form 8-K with the Commission.  Within four business days after the execution of this Agreement by all parties to the Agreement, prepare and file with the Commission a Form 8-K reporting the entering into of this material definitive agreement.

Authorization

4.2              KGTH hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting KGTH and its subsidiaries to release any and all information in their possession respecting KGTH and its subsidiaries to the HDWRD Shareholders. KGTH shall promptly execute and deliver to the HDWRD Shareholders any and all consents to the release of information and specific authorizations which the HDWRD Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of HDWRD and the HDWRD Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE HDWRD SHAREHOLDERS

Representations and Warranties

5.1              The HDWRD Shareholders hereby jointly and severally represent and warrant in all material respects to KGTH, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

HDWRD - Company Status and Capacity

(a)
Formation. HDWRD is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. HDWRD carries on the HDWRD Business primarily in the State of Texas and carries on material business activity in other jurisdiction. The nature of the HDWRD Business does not require HDWRD to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. HDWRD has the legal power, capacity and authority to own HDWRD Assets, to carry on the Business of HDWRD and to enter into and complete this Agreement;

HDWRD - Capitalization

(d)	Authorized Capital. The authorized capital of HDWRD consists of 1500 shares of common stock, $0.001 par value;

(e)
Ownership of HDWRD Shares. The issued and outstanding shares of HDWRD common stock will on Closing consist of 100 shares of common stock, $0.001 par value, (being the HDWRD Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The HDWRD Shareholders will be at Closing the registered and beneficial owners of the 100 HDWRD Shares. The HDWRD Shares owned by the HDWRD Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of HDWRD Shares contained in the charter documents of HDWRD or under any agreement;

HDWRD - Records and Financial Statements

(g)	Charter Documents. The charter documents of HDWRD have not been altered since its formation date, except as filed in the record books of HDWRD;

(h)
Minute Books. The minute books of HDWRD are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by HDWRD which required director or shareholder approval are reflected on the corporate minute books of HDWRD. HDWRD is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(i)
No Debt to Related Parties. HDWRD is not and on Closing will not be, indebted to the HDWRD Shareholders nor to any family member thereof, nor to any affiliate, director or officer of HDWRD or the HDWRD Shareholders except accounts payable on account of bona fide business transactions of HDWRD incurred in normal course of HDWRD Business, including employment agreements with the HDWRD Shareholders, none of which are more than 30 days in arrears;

(j)	No Dividends. No dividends or other distributions on any shares in the capital of HDWRD have been made, declared or authorized;

(k)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting HDWRD;

HDWRD - Income Tax Matters

(l)
Tax Returns. All tax returns and reports of HDWRD required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by HDWRD or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(m)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by HDWRD. HDWRD is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

HDWRD - Applicable Laws and Legal Matters

(n)
Licenses. HDWRD holds all licenses and permits as may be requisite for carrying on the HDWRD Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the HDWRD Business;

(o)
Applicable Laws. HDWRD has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the HDWRD Business, and, to the knowledge of the HDWRD Shareholders, HDWRD is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the HDWRD Business;

(p)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to HDWRD, the HDWRD Business, or any of the HDWRD Assets, nor do the HDWRD Shareholders have any knowledge of any deliberate act or omission of HDWRD that would form any material basis for any such action or proceeding;

(q)
No Bankruptcy. HDWRD has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against HDWRD and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of HDWRD;

(r)
Labor Matters. HDWRD is not party to any collective agreement relating to the HDWRD Business with any labor union or other association of employees and no part of the HDWRD Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the HDWRD Shareholders, has made any attempt in that regard;

(s)
Finder's Fees. HDWRD is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(t)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of HDWRD;

(u)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of HDWRD or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which HDWRD is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, HDWRD Material Contracts, or any right or rights enjoyed by HDWRD,

(iii)	result in any alteration of HDWRD's obligations under any agreement to which HDWRD is a party including, without limitation, the HDWRD Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the HDWRD Assets,

(v)	result in the imposition of any tax liability to HDWRD relating to HDWRD Assets or the HDWRD Shares, or

(vi)	violate any court order or decree to which either HDWRD is subject;

HDWRD Assets - Ownership and Condition

(v)
Business Assets. The HDWRD Assets, comprise all of the property and assets of the HDWRD Business, and neither the HDWRD Shareholders nor any other person, firm or corporation owns any assets used by HDWRD in operating the HDWRD Business, whether under a lease, rental agreement or other arrangement;

(w)	Title. HDWRD is the legal and beneficial owner of the HDWRD Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(x)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the HDWRD Assets;

(y)	HDWRD Insurance Policies. HDWRD maintains the public liability insurance and insurance against loss or damage to the HDWRD Assets and the HDWRD Business;

(z)	HDWRD Material Contracts. HDWRD has no material contracts;

(aa)
No Default. There has not been any default in any material obligation of HDWRD or any other party to be performed under any of HDWRD Material Contracts, each of which is in good standing and in full force and effect and unamended and HDWRD is not aware of any default in the obligations of any other party to any of the HDWRD Material Contracts;

(bb)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of HDWRD.  HDWRD is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

HDWRD Assets - HDWRD Equipment

(cc)	HDWRD Equipment. The HDWRD Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

HDWRD Assets - HDWRD Goodwill and Other Assets

(dd)
HDWRD Goodwill. HDWRD carries on the HDWRD Business only under the name “Hardwired Interactive, Inc.", variations thereof, certain wholly owned websites under “HIP Powered” brands including but not limited to “Celldog.com” and “Launchpit.com” and under no other business or trade names. The HDWRD Shareholders do not have any knowledge of any infringement by HDWRD of any patent, trademark, copyright or trade secret;

The Business of HDWRD

(ee)	Maintenance of Business. The HDWRD Business has been carried on in the ordinary course and HDWRD has not entered into any material agreement or commitment except in the ordinary course; and

(ff)
Subsidiaries. HDWRD does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and HDWRD does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2           The representations and warranties of HDWRD contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by KGTH, the representations and warranties of HDWRD shall survive the Closing.

Indemnity

5.3           The HDWRD Shareholders agree to indemnify and save harmless KGTH from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the HDWRD Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by HDWRD or the HDWRD Shareholders to KGTH hereunder; provided, however, the HDWRD Shareholders shall not be required to indemnify KGTH for any such Claims in excess of the value of the HDWRD Shares.

ARTICLE 6
COVENANTS OF HDWRD AND
THE HDWRD SHAREHOLDERS

Covenants

6.1              HDWRD and the HDWRD Shareholders covenant and agree with KGTH that they will:

(a)
Conduct of Business. Until the Closing, conduct the HDWRD Business diligently and in the ordinary course consistent with the manner in which the HDWRD Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the HDWRD Business and the HDWRD Assets and, without limitation, preserve for KGTH HDWRD’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give KGTH and its representatives full access to all of the properties, books, contracts, commitments and records of HDWRD relating to HDWRD, the HDWRD Business and the HDWRD Assets, and furnish to KGTH and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the HDWRD Assets, including the HDWRD Material Contracts, notwithstanding the change in control of HDWRD arising from the Acquisition;

(e)	Prohibitions.

(1)	From and for a period of six (6) months after the Closing Date, not remove assets from HDWRD without true and valid consideration or register shares pursuant to Form S-8.
(2)	From and for a period of six (6) months after the Closing Date, not effect any reverse splits.

(f)	Form 8-K. If requested by KGTH, assist KGTH in the preparation of a Form 8-K for filing with the Commission reporting the execution of this material definitive agreement.

Authorization

6.2              HDWRD hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting HDWRD to release any and all information in their possession respecting HDWRD to KGTH.  HDWRD shall promptly execute and deliver to KGTH any and all consents to the release of information and specific authorizations which KGTH reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of KGTH.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of KGTH

7.1              KGTH’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to KGTH hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by HDWRD or the HDWRD Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the HDWRD Shares held by the HDWRD Shareholders and to the HDWRD Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the HDWRD Shares shall be duly transferred to KGTH;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of HDWRD, its liabilities or the HDWRD Assets or any damage, loss or other change in circumstances materially and adversely affecting HDWRD, the HDWRD Business or the HDWRD Assets or HDWRD's right to carry on the HDWRD Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to HDWRD or the HDWRD Business (whether or not covered by insurance) materially and adversely affecting HDWRD, the HDWRD Business or the HDWRD Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of HDWRD;

(g)
on or prior to the Closing Date, HDWRD and/or the HDWRD Shareholders shall have acquired all of the ordinary shares held by HDWRD Shareholders that are not participating in this Agreement so that KGTH shall acquire 100% of the presently issued and outstanding HDWRD Shares; and

Waiver by KGTH

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of KGTH and any such condition may be waived in whole or in part by KGTH at or prior to the Closing by delivering to HDWRD a written waiver to that effect signed by KGTH. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, KGTH shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of HDWRD and the HDWRD Shareholders

7.3              The obligations of HDWRD and the HDWRD Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to HDWRD hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by KGTH at or prior to the Closing will have been complied with or performed;

(c)
KGTH will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to HDWRD at the Closing and the Acquisition Shares will be registered on the books of KGTH in the name of the holder of HDWRD Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of KGTH, its subsidiaries, their liabilities or the KGTH Assets or any damage, loss or other change in circumstances materially and adversely affecting KGTH, the KGTH Business or the KGTH Assets or KGTH’ right to carry on the KGTH Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to KGTH or the KGTH Business (whether or not covered by insurance) materially and adversely affecting KGTH, its subsidiaries, the KGTH Business or the KGTH Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of KGTH;

(h)	Except for Tim King, each of the directors and officers of KGTH shall have resigned as directors and/or officers of KGTH;

(i)	Mark Wood shall have been appointed as the Chairman of the Board of the Board of Directors of KGTH and Mauricio Vega shall have been appointed to the Board of Directors.

(j)	KGTH shall have conducted a five (5) for one (1) reverse split of the KGTH stock;

Waiver by HDWRD and the HDWRD Shareholders

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of HDWRD and the HDWRD Shareholders and any such condition may be waived in whole or in part by HDWRD or the HDWRD Shareholders at or prior to the Closing by delivering to KGTH a written waiver to that effect signed by HDWRD and the HDWRD Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, HDWRD and the HDWRD Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before August 21, 2008  (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from HDWRD and KGTH and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that KGTH [will] be required to issue a news release regarding the execution and consummation of this Agreement.

ARTICLE 8
RISK

Material Change in the Business of HDWRD

8.1              If any material loss or damage to the HDWRD Business occurs prior to Closing and such loss or damage, in KGTH' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, KGTH shall, within two (2) days following any such loss or damage, by notice in writing to HDWRD, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to KGTH' obligations to carry out the transactions contemplated hereby, be vested in HDWRD or otherwise adequately secured to the satisfaction of KGTH on or before the Closing Date.

Material Change in the KGTH Business

8.2              If any material loss or damage to the KGTH Business occurs prior to Closing and such loss or damage, in HDWRD's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, HDWRD shall, within two (2) days following any such loss or damage, by notice in writing to KGTH, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to HDWRD's obligations to carry out the transactions contemplated hereby, be vested in KGTH or otherwise adequately secured to the satisfaction of HDWRD on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by HDWRD

9.2              On or before the Closing, HDWRD and the HDWRD Shareholders will deliver or cause to be delivered to KGTH:

(a)
the original or certified copies of the charter documents of HDWRD, including amendments thereof, and all corporate records documents and instruments of HDWRD, the corporate seal of HDWRD and all books and accounts of HDWRD;

(b)
all reasonable consents or approvals required to be obtained by HDWRD for the purposes of completing the Acquisition and preserving and maintaining the interests of HDWRD under any and all HDWRD Material Contracts and in relation to HDWRD Assets;

(c)	certified copies of such resolutions and minutes of the shareholders and directors of HDWRD as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from HDWRD and the HDWRD Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the certificates or other evidence of ownership of the HDWRD Shares, together with such other documents or instruments required to effect transfer of ownership of the HDWRD Shares to KGTH;

(f)	declaration of acceptance by Mark Wood and Mauricio Vega of being elected as a member of the Board of Directors of KGTH,

(g)	good standing certificate of HDWRD, and

(h)	such other documents as KGTH may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by KGTH

9.3              On or before the Closing, KGTH shall deliver or cause to be delivered to HDWRD and the HDWRD Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of HDWRD Common Stock;

(b)	certified copies of such resolutions of the directors of KGTH as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of KGTH dated as of the Closing Date appointing the nominees of HDWRD as officers of HDWRD and appointing the nominee of the HDWRD Shareholders to the board of directors of KGTH;

(d)	resignations of all of the officers of KGTH as of the Closing Date;

(e)	resignation of all directors except Thomas (Tim) King of KGTH;

(f)	an acknowledgement from KGTH of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(g)	certificate or incorporation and good standing certificate of KGTH;

(h)	all documentation evidencing the 5 for 1 Reverse Split of KGTH Common Shares, and

(i)	such other documents as HDWRD may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, KGTH, HDWRD and the HDWRD Shareholders, as the case may be, agree to use all their best efforts to:

(a)
within four business days, (i) prepare and file with the Commission a Form 8-K containing the information required therein including the financial statements required by the Commission’s Regulation S-K and (ii) issue a news release reporting the Closing;

(b)	change the name of KGTH to “Hardwired Interactive, Inc” or such other name as determined by the Board of Directors of KGTH;

(c)	obtain adequate funding which will enable HDWRD to pursue its business plan for the subsequent twelve (12) months;

(d)	subject to item (c) above HDWRD agree to pay all the items listed on Schedule

                 (a), Accounts Payable and Liabilities, within 15 days of closing;

(e)	associate itself with financial intermediaries who have the experience and capability to provide financial public relations and market support.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1                      The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	KGTH:

21702 Evalyn Ave.
Torrance, CA  90503
Attention: Tim King
Telephone no. 310-540-1960
Facsimile no.  310-388-1187

With a copy to:

(b)	HDWRD or the HDWRD Shareholders:

11 Red Sable Point
The Woodlands, TX   77380
Attention: Mark Wood
Telephone no.
281 419 0980
Facsimile no.
832 369 7267

With a copy to:

Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Attn: Steve Fleming

Telephone no.
516-833-5034
Facsimile no.
516-977-1209

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among HDWRD, the HDWRD Shareholders and KGTH respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among HDWRD, the HDWRD Shareholders and KGTH with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10                            This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11                      This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Los Angeles, California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

KingThomason Group, Inc.

By: /s/ Thomas King
Thomas King, Chief Executive Officer

HARDWIRED INTERACTIVE, INC.

By: /s/ Mark Wood
Mark Wood, Chief Executive Officer

HDWRD SHAREHOLDERS

___________________________________

___________________________________

___________________________________